Exhibit 10.2

CV THERAPEUTICS, INC.

2004 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS DECEMBER 14, 2004

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS MAY 31, 2007

1. PURPOSES.

(a) Eligible Stock Award Recipients. Only Eligible Participants may receive Stock Awards under this Plan.

(b) General Purpose. The purpose of the Plan is to provide a means by which Eligible Participants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means CV Therapeutics, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate. For example, a change in status without interruption from an

Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(k) “Eligible Participant” means any Employee who has not previously been an Employee or Director of the Company or an Affiliate, or following a bona fide period of non-employment by the Company or an Affiliate, if he or she is granted a Stock Award in connection with his or her commencement of employment with the Company or an Affiliate and such grant is an inducement material to his or her entering into employment with the Company or an Affiliate. The Board may in its discretion adopt procedures from time to time to ensure that an Employee is eligible to participate in the Plan prior to the granting of any Stock Awards to such Employee under the Plan (including, without limitation, a requirement, if any, that each such Employee certify to the Company prior to the receipt of a Stock Award under the Plan that he or she has not been previously employed by the Company or an Affiliates, or if previously employed, has had a bona fide period of non-employment, and that the grant of Stock Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or an Affiliates).

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder. Incentive Stock Options may not be granted under the Plan.

(p) “Independent Director” means a Director who is not an Employee of the Company and who qualifies as “independent” within the meaning of NASD Rule 4200(a)(14), if the Company’s securities are traded on the Nasdaq National Market, or the requirements of any other established stock exchange on which the Company’s securities are traded, as such rules or requirements may be amended from time to time.

(q) “NASD” means the National Association of Securities Dealers, Inc.

(r) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written or electronic agreement between the Company and an Optionholder evidencing certain terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(w) “Plan” means this CV Therapeutics, Inc. 2004 Employment Commencement Incentive Plan.

(x) “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section VII that is subject to certain restrictions and to risk of forfeiture.

(y) “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section VII.

(z) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock, and a Restricted Stock Unit.

(cc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any actions taken by the Board in connection with the administration of the Plan shall not be deemed approved by the Board unless such actions are approved by a majority of the Independent Directors.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To adopt procedures from time to time in the Board’s discretion to ensure that an Employee is eligible to participate in the Plan prior to the granting of any Stock Awards to such Employee under the Plan (including, without limitation, a requirement, if any, that each such Employee certify to the Company prior to the receipt of a Stock Award under the Plan that he or she has not been previously employed by the Company or an Affiliates, or if previously employed, has had a bona fide period of non-employment, and that the grant of Stock Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or an Affiliates).

(iii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan or a Stock Award as provided in Section 11.

(v) To terminate or suspend the Plan as provided in Section 12.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to the Compensation Committee of the Board, which shall be comprised of a majority of the Independent Directors, or is a committee comprised solely of the Company’s Independent Directors. The term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. The number of shares of Common Stock that may be issued pursuant to Stock Awards shall initially be zero (0). Prior to or concurrently with the grant of any Stock Awards under the Plan, the Board shall reserve for issuance hereunder such number of shares of Common Stock as may be necessary in order to accommodate such Stock Awards, which reservation (which may be net of any shares that have reverted to and become available for issuance under the Plan due to the expiration or termination of Stock Grants) shall be noted on the schedule attached hereto. Subject to subsection 4(b), the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards at any given time shall be equal to the total of such shares so reserved by the Board. Any shares of Common Stock so reserved shall be subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY. Stock Awards may be granted only to Eligible Participants. All Options granted under the Plan shall be Nonstatutory Stock Options.

6. OPTION PROVISIONS.

The Board may grant Options, the terms of which Stock Awards shall be set forth in an appropriate Option Agreement. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Option Exercise Price. The exercise price of each Option shall be not less than par value of the Common Stock subject to the Option on the date the Option is granted.

(b) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(c) Deferred Payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d) Transferability of Options. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection (a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

The Board may grant Restricted Stock and/or Restricted Stock Units, the terms of which Stock Awards shall be set forth in an appropriate Stock Award Agreement. Each such Stock Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Stock Award agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. At its discretion, the Board may designate a purchase price or no purchase price for the issuance of Common Stock under the Plan. The purchase price, if any, under each Stock Award Agreement shall be such amount as the Board shall determine and designate in such Stock Award Agreement. In no event may Common Stock be issued under the Plan for less than adequate legal consideration, as determined by the Board in its sole discretion.

(b) Consideration. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement shall be paid either: (i) in cash at the time of issuance of the Common Stock; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(c) Restricted Stock Vesting. Restricted Stock Units and/or shares of Common Stock acquired under a Stock Award Agreement shall be subject to vesting schedule or a forfeiture or share repurchase option (in the case of Restricted Stock issued with a purchase price) in favor of the Company pursuant to a vesting schedule to be determined by the Board in accordance with the following guidelines: (A) the vesting period for Restricted Stock Units or shares of Common Stock acquired under Stock Award Agreements shall be no less than three (3) years unless based upon performance, in which event the vesting period shall be no less than one (1) year; and (B) notwithstanding the provisions of Section 10(a), the Board may not accelerate such vesting except under extraordinary circumstances, including without limitation the death, disability or divorce of the Participant, change in corporate structure of the Company, Change of Control or termination of Continuous Service in connection with a Change of Control.

(d) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Board may cancel an unvested Restricted Stock Unit and/or repurchase or otherwise reacquire any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement.

(e) Transferability. Restricted Stock or Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the applicable Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

(f) Restricted Stock Units. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Board, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

8. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

10. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. Subject to subsection 7(c) with respect to Restricted Stock and Restricted Stock Units, the Board shall have the power to accelerate the time at which a Stock Award may first vest and/or be exercised in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(f) UK Withholding Obligations. Each Optionholder agrees that he shall be liable for any employer’s United Kingdom National Insurance Contribution and to the extent provided by the terms of an Option Agreement, the Company may require that any liability it has to account for United Kingdom income tax under the Pay As You Earn system and National Insurance Contributions or any other federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award be satisfied by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change of Control.

(i) in the event of a Change of Control, each outstanding Stock Award under the Plan shall, automatically and without further action by the Company, become fully vested and/or exercisable with respect to all of the shares of Common Stock subject thereto, and all shares of Common Stock subject to outstanding Restricted Stock Units shall be distributed to holders thereof, no later than five (5) business days before the closing of such Change in Control. In addition, to the extent permitted by law, any surviving corporation or acquiring corporation in a Change of Control may assume any such Stock Awards outstanding under the Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then the Stock Awards shall terminate if not exercised at or prior to the closing of the Change of Control.

(ii) For purposes of this Plan, “Change of Control” means: (i) a sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power); (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (iv) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred.

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or the requirements of the Nasdaq National Market or an established stock exchange on which the Company’s securities are traded.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing, the Board shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price. Furthermore, no Option shall be canceled and replaced with grants having a lower exercise price without the further approval of stockholders of the Company.

13. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Stock Award may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon its adoption by the Board.

15. CHOICE OF LAW/INTERPRETATION. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

16. STOCKHOLDER APPROVAL NOT REQUIRED. It is expressly intended that approval of the Company’s stockholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, Rule 4350(i) promulgated by the NASD generally requires stockholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the Nasdaq National Market pursuant to which stock awards or stock may be acquired by officers, directors, employees, or consultants of such companies. NASD Rule 4350(i)(1)(A)(iv) provides an exception to this requirement for issuances of securities to a person not previously an employee or director of the issuer, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the issuer, provided such issuances are approved by either the issuer’s compensation committee comprised of a majority of independent directors or a majority of the issuer’s independent directors. Stock Awards under this Plan may only be made to Eligible Participants who have not previously been an Employee or director of the Company or an Affiliate, or following a bona fide period of non-employment by the Company or an Affiliate, as an inducement material to the Eligible Participant’s entering into employment with the Company or an Affiliate. Stock Awards under the Plan will be approved by (i) the Company’s Compensation Committee comprised of a majority of the Company’s Independent Directors or (ii) a majority of the Company’s Independent Directors. Accordingly, pursuant to NASD Rule 4350(i)(1)(A)(iv), the issuance of Stock Awards and the shares of Common Stock issuable upon exercise or vesting of such Stock Awards pursuant to this Plan are not subject to the approval of the Company’s stockholders.

17. PARTICIPANTS IN FOREIGN COUNTRIES. The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Affiliate may operate to assure the viability of Stock Awards granted under the Plan in such countries and to meet the objectives of the Plan.

SHARES RESERVED

Date Reserved	Shares Granted	Minus Excess Shares
February 15, 2005	313,550
March 30, 2005	123,750
May 26, 2005	259,100
July 5, 2005	182,750
July 29, 2005	146,000
September 1, 2005	173,450
October 21, 2005	187,600
December 6, 2005	47,750
February 15 2006	54,700
April 3, 2006	39,100
May 15, 2006	79,250
June 6, 2006	60,500
September 13, 2006	172,250
October 29, 2006	95,900
December 12, 2006	84,500	-298,255
February 7, 2007	32,600	-63,829
May 31, 2007	137,300	-266,155

TOTAL SHARES RESERVED	1,560,061